Exhibit 99.1
Form B6

(6/90)

                         United States Bankruptcy Court
                          Eastern District of Virginia
                                RICHMOND DIVISION


In re           Open Plan Systems, Inc.               Case No.     02-64657-DOT

                                                      Chapter      11

                              SUMMARY OF SCHEDULES

Indicate as to each schedule whether that schedule is attached and state the number of pages in each. Report the totals from Schedules A, B, D, E, F, I, and J in the boxes provided. Add the amounts from Schedules A and B to determine the total amount of the debtor's assets. Add the amounts from Schedules D, E and F to determine the total amount of the debtor's liabilities.

                                                                       AMOUNTS SCHEDULED



       Name of Schedule           ATTACHED     NO. OF SHEETS         ASSETS           LIABILITIES           OTHER
       ----------------           --------     -------------         ------           -----------           -----
                                  (YES/NO)

   A - Real Property                 YES             1         $          0.00

------------------------------- -------------- --------------- ------------------- ------------------ ------------------
   B - Personal Property             YES             5         $  2,979,448.88

------------------------------- -------------- --------------- ------------------- ------------------ ------------------
   C - Property Claimed As           YES             1
       Exempt
------------------------------- -------------- --------------- ------------------- ------------------ ------------------
   D - Creditors Holding             YES             2                             $  3,380,618.24
       Secured Claims
------------------------------- -------------- --------------- ------------------- ------------------ ------------------
   E - Creditors Holding             YES             17                            $          0.00
       Unsecured Priority
       Claims
------------------------------- -------------- --------------- ------------------- ------------------ ------------------
   F - Creditors Holding             YES            140                            $  1,285,573.63
       Unsecured Nonpriority
       Claims
------------------------------- -------------- --------------- ------------------- ------------------ ------------------
   G - Executory Contracts           YES             4
       and Unexpired Leases
------------------------------- -------------- --------------- ------------------- ------------------ ------------------
   H - Codebtors                     YES             1
------------------------------- -------------- --------------- ------------------- ------------------ ------------------
   I - Current Income of             NO              0                                                $
       Individual Debtor(s)
------------------------------- -------------- --------------- ------------------- ------------------ ------------------
   J - Current Expenditures          NO              0                                                $
       of Individual Debtor(s)
------------------------------- -------------- --------------- ------------------- ------------------ ------------------

                  Total Number of sheets in         171
                        ALL Schedules
                                               --------------- ------------------- ------------------ ------------------

                                                Total Assets   $  2,979,448.88
                                                                                   ------------------ ------------------
                                                               -------------------
                                                               Total Liabilities   $  4,666,191.87
                                                                                   ------------------
